Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CO-PROMOTION AGREEMENT

This Co-Promotion Agreement (this “Agreement”) is entered into as of May 2, 2025 (the “Effective Date”), by and between ARS Pharmaceuticals Operations, Inc., a corporation organized under the laws of Delaware (“ARS”), with offices at 11682 El Camino Real, Suite 120, San Diego, CA 92130, and ALK-Abelló, Inc., a Delaware corporation with offices at 135 Route 202/206 Suite #16, Bedminster, New Jersey 07921 (“ALK”). Each of ARS and ALK is sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

WHEREAS, ARS has developed neffy®, an intranasal epinephrine product for patients with Type I allergic reactions, including anaphylaxis, and has obtained FDA approval to market such product in the United States;

WHEREAS, ALK is engaged in the research, development and commercialization of pharmaceutical products;

WHEREAS, ARS wishes to engage ALK for certain promotional services related to neffy® in the United States, in accordance with the terms and conditions set forth herein; and

WHEREAS, ALK desires to perform such promotional services, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, ARS and ALK, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Agreement shall have the respective meanings ascribed to them herein.

1.1 “Affiliate” means, with respect to a Party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party, but for only so long as such control exists. As used in this section, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights, or corporate governance; or (b) direct or indirect beneficial ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such entity.

1.2 “ALK Commercialization Support Costs” has the meaning set forth in Section 2.6(b)(x).

1.3 “ALK House Marks” means the ALK trade name and logo.

1.4 “ALK Personnel” means the Sales Representatives and any other personnel employed by ALK (including supervisory personnel overseeing the activities of the Sales Representatives, and legal, regulatory and other support personnel) who are or may be involved with activities under this Agreement.

1.5 “Applicable Laws” means the laws, statutes, rules, or regulations applicable to a Party’s activities to be performed or other obligations under this Agreement, including the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a- 7b(a)), the criminal Health Care Fraud laws (18 U.S.C. §§ 286, 287, 1347, 1349), the PDMA, the Patient Protection and Affordable Care Act of 2010 (42 U.S.C. § 18001 et seq.), the Federal Sunshine Law, the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion law (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), state and federal licensure laws, the regulations promulgated pursuant to such laws, the FCPA and other laws relevant to fraud, waste and abuse, anti-corruption and bribery, racketeering, money laundering or terrorism, and any other state or federal law similar to the foregoing.

1.6 “ARS Compliance Policies” means the requirements set forth in ARS’s policies and procedures with respect to [***], as such policies and procedures are shared with ALK in writing and updated from time to time. ARS Compliance Policies as of the Effective Date are attached hereto in Exhibit A and incorporated herein by reference.

1.7 “ARS House Marks” has the meaning set forth in Section 1.79.

1.8 “Base Fee” has the meaning set forth in Section 6.1(a).

1.9 “Business Day” means a day other than a Saturday, Sunday or any day on which banks located in California, United States are authorized or obligated to close. Whenever this Agreement refers to number of days, such number shall refer to calendar days unless Business Days are specified.

1.10 “Change of Control” shall, with respect to either Party, be deemed to occur when:

(a)
any “person” or “group” (as such terms as defined below in this Section 1.10) is or becomes the “beneficial owner” (as defined below in this Section 1.10), directly or indirectly, of shares of capital stock or other interests of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers, or similar supervisory positions of such Party representing more than fifty percent (50%) of the total voting power of all outstanding classes of voting stock or equity of such Party,
(b)
such Party consummates a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction the Persons that beneficially owned, directly or indirectly, the shares of voting stock or equity of such Party immediately prior to such transaction do not beneficially own, directly or indirectly, shares of voting stock or equity of the surviving Person representing at least a majority of the total voting power of all outstanding classes of voting stock or equity of the surviving Person,
(c)
such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s assets, or
(d)
the holders of capital stock or equity of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this Section 1.10, (i) “person” and “group” have the meanings given such terms under Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the United States Securities Exchange Act of 1934, (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934, and (iii) the term “beneficially owned” and “beneficially own” shall have the meaning correlative to that of “beneficial owner.”

1.11 “Claims” has the meaning set forth in Section 10.4.

1.12 “Codes” means (a) the applicable general and industry-specific Department of Health and Human Services Office of Inspector General compliance program guidance (“OIG Compliance Guidance”); (b) the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (“PhRMA Code”), (c) the American Medical Association (AMA) Guidelines on Gifts to Physicians from Industry, and (d) the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support, as any of the foregoing may be amended from time to time.

1.13 “Collaboration Year” means each of Collaboration Year 1, Collaboration Year 2, Collaboration Year 3 and Collaboration Year 4.

1.14 “Collaboration Year 1” means the period commencing on the Promotion Commencement Date and ending on the last day of the month in which the first anniversary of the Promotion Commencement Date occurs.

1.15 “Collaboration Year 2” means the twelve (12) month period commencing on the first day following the end of Collaboration Year 1 and ending on the first anniversary of such starting date.

1.16 “Collaboration Year 3” means the twelve (12) month period commencing on the first day following the end of Collaboration Year 2 and ending on the first anniversary of such starting date.

1.17 “Collaboration Year 4” means the twelve (12) month period commencing on the first day following the end of Collaboration Year 3 and ending on the first anniversary of such starting date.

1.18 “[***]” means, [***].

1.19 “Commercialization” means activities directed to the preparation for sale of, offering for sale of, or sale of the Product in the Territory, including activities related to marketing, advertising or Promoting the Product. When used as a verb, “Commercialize” means to engage in Commercialization.

1.20 “Commercialization Plan” means the written plan setting forth Commercialization and related activities to be conducted by ALK and the budgeted costs and expenses therefor, where applicable, as such plan is more particularly described in Section 2.6 and as may be amended or updated in accordance with this Agreement.

1.21 “Competing Product” has the meaning set forth in Section 3.5.

1.22 “Confidential Information” has the meaning set forth in Section 8.1.

1.23 “Copyrights” means all statutory and common law copyrights owned or controlled by ARS in and to the Materials, Training Materials or Labels for the Product used in the Territory.

1.24 “Cost Report” has the meaning set forth in Section 6.3.

1.25 “Debarred/Excluded” has the meaning set forth in Section 10.2(a).

1.26 “Detail” means [***] discussion with [***] (excluding medical convention exhibits and displays) during which a Sales Representative makes a presentation of the Product’s clinical attributes, benefits, prescribing information and safety information in a fair and balanced manner strictly in accordance with the Materials, the Labeling, the terms of this Agreement and all Applicable Laws, and in a manner that is customary in the industry in the Territory for the purpose of promoting a prescription pharmaceutical product. For clarity, [***], a “Detail” can include [***]. [***]. A “Detail” shall not include [***]. When used as a verb, “Detail” or “Detailing” means to conduct a Detail.

1.27 “Distributor” means any Person appointed or engaged by ARS or any of its Affiliates or its or their Licensees to distribute, market and sell (or resell) the Product, as applicable, with or without packaging rights, including wholesalers, in the Territory in circumstances in which such Person purchases its requirements of Product from ARS or its Affiliates or Licensees on an arm’s-length basis but does not otherwise make any royalty or other payments to ARS or its Affiliates or its Licensees with respect to intellectual property with respect to the Product.

1.28 “Dollar” means a United States dollar, and “$” shall be interpreted accordingly.

1.29 “Epinephrine Product” means any [***]. The Epinephrine Products existing as of the Effective Date are set forth on Exhibit B.

1.30 “Executives” means, (a) with respect to ARS, its [***] or a senior executive of ARS designated by its [***] and, (b) with respect to ALK, its [***] or a senior executive of ALK designated by its [***].

1.31 “Existing Collaboration Agreement” means that certain Collaboration, License and Distribution Agreement, dated as of November 9, 2024, by and between ARS and ALK-Abelló A/S, as the same may be amended from time to time in accordance with its terms.

1.32 “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.) as amended.

1.33 “FDA” means the United States Food and Drug Administration, or any successor thereto.

1.34 “FDCA” means the federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), as amended, and the regulations promulgated and guidances issued thereunder from time to time.

1.35 “Federal Sunshine Law” means 42 U.S.C. 1320a-7h, as amended, and the regulations promulgated thereunder from time to time.

1.36 “Fixed Percentage” means, with respect to a Quarter in (a) Collaboration Year 2, thirty percent (30%), and (b) Collaboration Year 3 and Collaboration Year 4, fifty percent (50%).

1.37 “GAAP” means generally accepted accounting principles in the United States.

1.38 “General Compliance Training” has the meaning set forth in Section 5.5(b).

1.39 “Gross Sales” means, with respect to the Product, [***] of the Product in the Territory [***].

1.40 “Gross-to-Net Percentage” means the quotient of (a) Net Sales, divided by (b) Gross Sales, expressed as a percentage.

1.41 “Healthcare Organization” or “HCO” means any entity that may, directly or indirectly, purchase, prescribe, recommend, refer or arrange for the prescribing, purchasing or formulary placement of a health-related product or service in the Territory including, but not limited to, hospitals, pharmacies (including specialty pharmacies), physician groups, nursing homes, group purchasing organizations, insurers, and health plans.

1.42 “Healthcare Professional” or “HCP” means any individual who is licensed to prescribe or dispense drugs in one or more jurisdictions within in the Territory, or who is in a position to recommend or refer a health-related product or service in the Territory, or who has significant input or influence on prescribing, purchasing or formulary decisions in the Territory, including physicians, physician assistants, nurses, nurse practitioners, pharmacists, medical directors, pharmacy directors, and formulary committee members.

1.43 “Incentive Compensation” means the total compensation paid, on an annual basis, by or under the authority of ALK to a Sales Representative involved in Promotion of the Product under this Agreement based on the performance of products (including the Product) being promoted by such Sales Representative in the Territory, including any target bonus, award or other incentive, but excluding salary.

1.44 “Label” or “Labeling” means: (a) the FDA-approved full prescribing information for the Product; and (b) the FDA-approved labels and other written, printed, or graphic matter accompanying or upon any container, wrapper, or any package insert, utilized with or for the Product.

1.45 “Licensee” means a Third Party other than a Distributor to whom ARS or any of its Affiliates grants a (sub)license under its intellectual property to import, promote, distribute, offer for sale or sell the Product in the Territory (either independently from or in cooperation with ARS), beyond the mere right to purchase Products from ARS and its Affiliates. In no event shall ALK or any of its Affiliates be deemed a Licensee under this Agreement.

1.46 “Losses” has the meaning set forth in Section 10.4.

1.47 “Market Share” means, for any Quarter or month, as applicable, the quotient of (a) the total number of units of the Product sold in the Territory in such Quarter [***], divided by (b) the total number of units of Epinephrine Products sold in the Territory in such Quarter [***]; expressed as a percentage.

1.48 “Market Share Threshold” means, (a) with respect to any Quarter in Collaboration Year 2, forty-five percent (45%), and (b) with respect to any Quarter in Collaboration Year 3 or Collaboration Year 4, fifty percent (50%); provided that [***].

1.49 “Materials” means any and all written, printed, graphic, electronic, audio, video or other materials to be used in connection with any Promotion activities, as developed in accordance with Section 4.1. For clarity, Materials may include materials such as detail aids, reprints and disease state materials, as applicable, as developed in accordance with Section 4.1.

1.50 “Minimum Detail Requirements” has the meaning set forth in Section 0.

1.51 “Net Sales” means, with respect to the Product, the gross amount invoiced by ARS or its Affiliates or Licensees for sale or other transfer or disposition for value to Third Parties (including Distributors), less [***]:

(a)
[***];
(b)
[***];
(c)
[***]; and
(d)
[***].

[***]

Upon any sale or other transfer or disposition of the Product that should be included within Net Sales for any consideration other than exclusively monetary consideration on bona fide arms’-length terms, then for purposes of calculating Net Sales under this Agreement, the Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for the Product in the Territory in which such sale or other transfer or disposition occurred.

In no event will any particular amount identified above be deducted more than once in calculating Net Sales. Sales of the Product between or among ARS and its Affiliates or Licensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of the Product to ARS, its Affiliate or (sub)license to a Third Party that is not a Licensee shall be included within the computation of Net Sales.

Net Sales will not include Products transferred at no profit for use in connection with clinical trials or other development activity, promotional use, compassionate sales or use, indigent programs, investigator initiated trials, or on a named patient basis.

1.52 “OC” has the meaning set forth in Section 2.4(a).

1.53 “[***]” means any HCP who is [***]; provided that [***]. For clarity, [***], unless [***].

1.54 “Payor” means any Person that provides a health benefit program for health care products and services, including, any government payor (e.g., Medicaid, Medicare), commercial health plan, and any Person acting on behalf of any government payor or commercial health plan by contract or otherwise.

1.55 “PDMA” means the Prescription Drug Marketing Act, as amended, and the regulations promulgated thereunder from time to time.

1.56 “Pediatrician” means a physician that is permitted under Applicable Laws to prescribe the Product and who is board certified in the United States to treat pediatric patients.

1.57 “Performance Bonus” means, with respect to a given Quarter in which the Market Share for such Quarter equaled or exceeded the Market Share Threshold for such Quarter, a bonus fee equal to the product of (a) the Fixed Percentage of Specified Net Sales for such Quarter, multiplied by (b)(i) the Market Share for such Quarter minus (ii) the applicable Market Share Threshold for such Quarter.

1.58 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, firm, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

1.59 “PhRMA Code” has the meaning set forth in Section 1.12.

1.60 “Prescriber Data” means the prescriber data, in sufficient detail to identify (a) [***] and (b) [***], in each case supplied by [***] or an alternative nationally recognized prescription data provider reasonably agreed by the Parties.

1.61 “[***] Detail” means a Detail in which the Product (a) is [***], (b) is [***], and (c) is [***].

1.62 “Product” means neffy®, an intranasal epinephrine product approved by the FDA.

1.63 “Product Trademarks” has the meaning set forth in Section 1.79.

1.64 “Product Training” means the Product-specific training program conducted in accordance with the Commercialization Plan, Applicable Laws and Codes, which may include, as set forth in the Commercialization Plan, training concerning (a) [***], (b) [***], (c) [***], (d) [***], (f) [***], and (g) [***].

1.65 “Promotion” or “Promote” means, with respect to the Product, promotional activities to be conducted by Sales Representatives in the Territory that are set forth in the Commercialization Plan or approved in writing by ARS. When used as a verb, “Promote” means to engage in one or more of such activities, including the following (as approved by ARS or set forth in a Commercialization Plan): (a) Detailing; and (b) utilizing Materials during Details; in each case, solely within the Territory.

1.66 “Promotion Commencement Date” has the meaning set forth in Section 3.2.

1.67 “Promotion Commencement Timeline” has the meaning set forth in Section 3.2.

1.68 “Promotion Report” has the meaning set forth in Section 7.2.

1.69 “Quarter” means each three (3) month period in a given Collaboration Year, with the first Quarter in such Collaboration Year commencing on the first day of such Collaboration Year; provided that the first Quarter for Collaboration Year 1 shall commence on the first day of such Collaboration Year and end on the last day of the first full three (3) month period within such Collaboration Year; provided further that the last Quarter for the Collaboration Year in which expiration or the effective date of termination of this Agreement occurs shall end on such expiration date or effective date of termination, as the case may be.

1.70 “Regulatory Authority” means any United States federal, state, commonwealth, territory, or local government, or political subdivision thereof, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body with responsibility for granting approvals necessary for the marketing of the Product in the Territory, including the FDA.

1.71 “Sales Representative” means an individual who (a) is employed by ALK (and not by a Third Party contractor, unless and to the extent permitted under Section 3.4) to conduct Promotion and other Commercialization activities with respect to the Product in the Territory pursuant to and in accordance with this Agreement and the Commercialization Plan, and (b) has been sufficiently trained in accordance with this Agreement.

1.72 “[***] Detail” means a Detail in which (a) [***] and (b) [***].

1.73 “[***]” means [***].

1.74 “Specified Net Sales” means, with respect to a given Quarter, [***] the product of (a) the [***], multiplied by (b) [***], multiplied by (c) the Gross-to-Net Percentage [***]; provided that, [***].

1.75 “Target Prescriber” means each Pediatrician identified in the Commercialization Plan as being a suitable target for the Promotion and Detailing of the Product in the Territory.

1.76 “Term” has the meaning set forth in Section 11.1.

1.77 “Territory” means the United States of America excluding its territories and possessions, including Puerto Rico.

1.78 “Third Party” means any Person other than a Party or any Affiliate of a Party.

1.79 “Trademarks” means: (a) any trademarks that are owned or controlled by ARS and are used, or intended to be used, in connection with the Product in the Territory, including all word marks, logos, trade dress and/or indicia of origin, including applicable branding, color, palette, typeface, tagline and icon (“Product Trademarks”); and (b) the ARS trade name and logo (“ARS House Marks”); and including, in each case, all registrations and applications for registration of any such Trademarks in the Territory.

1.80 “Training Materials” means the materials (which may include written or other recorded, videotaped or Web-based training materials or on-line training programs) to be used in Product Training for the Sales Representatives regarding the Product pursuant to Section 5.5(a).

1.81 “[***]” means, with respect to the Product and a given Quarter, [***].

ARTICLE II

GRANT OF RIGHTS; GOVERNANCE; COMMERCIALIZATION PLAN

2.1 Grant of Rights.

(a)
Promotion. Subject to the terms and conditions of this Agreement, ARS hereby grants to ALK the right to Promote and Detail the Product to [***] in the Territory during the Term, in compliance with all Applicable Laws, Codes, the terms and conditions of this Agreement and the Commercialization Plan. Such right shall be non-transferable and non-sublicensable, and ALK shall not grant any rights to, or permit or authorize, any other Person to Promote or Detail the Product, except with respect to permitted subcontractors in accordance with Section 3.4.
(b)
Trademarks. Subject to the terms and conditions of this Agreement, ARS hereby grants to ALK a non-exclusive, royalty-free license to use the Product Trademarks, the ARS House Marks and Copyrights in the Territory solely in connection with Promoting and Detailing the Product to [***] in the Territory in accordance with the terms of this Agreement. Such license shall be non-transferable and non-sublicensable and shall automatically and immediately terminate upon the expiration or earlier termination of this Agreement for any reason.

2.2 Retained Rights. Except as specifically set forth in this Agreement, ALK shall have no other rights with respect to the Product. ALK and its Affiliates shall not Promote, market or otherwise Commercialize the Product except as ALK and its Affiliates is expressly authorized to do under this Agreement or the Existing Agreement. ARS and its Affiliates reserve and retain, for itself, its Affiliates and for any Third Party, all rights in and relating to the Product not expressly granted to ALK and its Affiliates under this Agreement or the Existing Collaboration Agreement, including all rights to, and ALK and its Affiliates shall not, Promote the Product (a) outside the Territory, except as set forth in the Existing Collaboration Agreement, or (b) in the Territory to any Person other than [***]. For clarity, ARS and its Affiliates shall continue to have the right to, and to grant to one or more Third Parties the right to, Detail and Promote, sell and market the Product throughout the Territory to any Person other than [***].

2.3 Sales. ARS shall book all sales of the Product in the Territory. ARS shall have the sole authority for accepting and filling purchase orders, billing and returns with respect to the Product, and for establishing and modifying the terms and conditions of sale of the Product, including the price at which the Product will be sold, whether the Product shall be subject to any discounts and/or rebates, and the distribution of the Product. ALK and its Sales Representatives are not authorized to, and shall not, discuss or provide any price concessions on the Product in the Territory or enter into any contracts with respect to the Product in the Territory.

2.4 Governance.

(a)
Oversight Committee. Within [***] after the Effective Date, the Parties shall establish an Oversight Committee (the “OC”), which shall operate during the Term. The OC shall be responsible for facilitating communication between the Parties with respect to the Promotion of the Product to [***] in the Territory and for reviewing and discussing performance and strategic direction with respect to such Promotion. The OC will have an advisory role only and will not have any decision-making authority or any power or authority to amend, modify or waive any of the terms or conditions of this Agreement. For clarity, ARS shall have sole responsibility and authority for establishing the overall marketing and Promotion strategy, messaging, and positioning for the Product.
(b)
OC Membership. The OC shall be comprised of an equal number of representatives of each Party, including [***] permanent members from each Party. Each Party’s OC representatives will be appropriately knowledgeable regarding commercialization of pharmaceutical products. Each Party will designate one of its representatives as the co-chairperson of the OC. Each Party’s co-chairperson will be responsible, on an alternating basis, for scheduling meetings, preparing and circulating an agenda in advance of each meeting, preparing and issuing minutes of each meeting within [***] days thereafter, revising such minutes to reflect timely comments thereon, and overseeing the ratification of such revised minutes.
(c)
OC Meetings. The OC shall meet on a regular basis, no less than every [***] for the [***] of the Term and thereafter every [***] (unless mutually agreed otherwise), either in-person or by any means of communication as the members deem necessary or appropriate, including by telephone, videoconference or similar means in which each participant can hear what is said, and be heard, by the other participants. Each Party may, upon prior notice to the other Party: (a) have representative(s) from its organization attend OC meetings as regular participants and (b) invite other subject matter experts to any OC meeting on an as needed basis, provided that such attendees shall be bound by obligations of confidentiality and non-use equivalent to those set forth in Article 8. Each Party shall bear its own personnel and travel costs and expenses relating to its participation in the OC and attendance at any OC meetings.

2.5 Alliance Managers. Each Party shall, as soon as possible after the Effective Date, appoint a single individual to coordinate all daily, ordinary course of business interactions between the Parties that may be necessary to administer this Agreement effectively and carry out the intent and objectives of the Parties (for each Party, an “Alliance Manager”). The Alliance Managers shall meet with ALK commercial leadership (including sales, marketing, and head of ALK commercial) on a regular basis, no less than [***] for the [***] of the Term and thereafter every [***] (unless mutually agreed otherwise), either in-person or by any means of communication as the members deem necessary or appropriate, including by telephone, videoconference or similar means in which each participant can hear what is said, and be heard, by the other participants. Each Alliance Manager shall be experienced in project management, and be knowledgeable about the marketing and sale of branded pharmaceutical dosage products in general. Each Party may change its Alliance Manager effective upon written notice to the other Party.

2.6 Commercialization Plan. The Parties shall cooperate to develop and update, from time to time upon either Party’s request, the Commercialization Plan setting forth the Promotion activities and other Commercialization activities, if any, to be conducted by ALK with respect to the Product in the Territory. [***].

(a)
Initial Plan; Updates. The Parties have agreed in writing to the initial Commercialization Plan as of the Effective Date. Upon either Party’s request, the Parties agree to discuss in good faith updates to the Commercialization Plan, taking into consideration, among other things, ARS’s then-current brand strategy for the Product in the Territory. Any amendment or update to the Commercialization Plan shall be subject to review and approval by ARS and ALK. Subject to the foregoing, [***]. Further, [***].
(b)
Content. The Commercialization Plan will be transparent and specific so that ARS and ALK can coordinate and objectively measure performance. At a minimum, the Commercialization Plan shall contain:

(i) list of [***];

(ii) number of [***];

(iii) number of [***], broken out by [***], and timelines for deployment, broken out by [***];

(iv) number of Details to be performed by the Sales Representatives, by [***], broken out by [***], on a [***] basis;

(v) promotion-related key performance indicators that may be used to evaluate the effectiveness of Promotion activities under the Commercialization Plan;

(vi) product Training, including schedules and topics, consistent with Section 5.5, and training-related key performance indicators;

(vii) anticipated use of Materials and quantities therefor;

(viii) Promotion activities (other than Details), if any, to be conducted by the Sales Representatives in the Territory and any costs therefor;

(ix) other Commercialization activities, if any, to be conducted by ALK in the Territory; and

(x) detailed budgets for all [***] (this Section 2.6(b)(x) collectively, “ALK Commercialization Support Costs”).

ARTICLE III

COMMERCIALIZATION RESPONSIBILITIES; RESTRICTIONS

3.1 Promotion Activities. Throughout the Term, ALK shall, through the Sales Representatives, Promote the Product in the Territory to the [***] in accordance with the then-current Commercialization Plan, Applicable Law, the Codes, and the terms of this Agreement. Without limiting the foregoing, ALK shall: (a) employ a sufficient number of Sales Representatives and ensure that such Sales Representatives devote the necessary time Promoting the Product to [***], in each case as necessary to meet the Minimum Detail Requirements; and (b) perform Details in accordance with the [***] set forth in the Commercialization Plan. Subject to the terms of this Agreement, ALK shall be responsible for and have decision-making authority with respect to the manner in which it conducts its activities under this Agreement, including communicating with [***]. Each Party shall be solely responsible for all costs it incurs to conduct its activities under this Agreement.

3.2 Promotion Commencement. ALK shall commence in-person Detailing activities with respect to the Product in the Territory to the Target Prescribers no later than [***] or such later date as may be agreed by the Parties in writing (the “Promotion Commencement Date”). ALK shall [***] pursuant to the Commercialization Plan (collectively, the “Promotion Commencement Timeline”); provided that [***]. Notwithstanding the foregoing, [***]. For clarity, [***].

Minimum Detail Requirements. ALK shall (a) [***], (b) [***], (c) [***], (d) [***], (e) [***], and (f) [***]. The “Minimum Detail Requirements” will be, collectively, the requirements set forth in each of the foregoing clauses (a) through (f), assessed each [***] during the Term; provided that, [***]; provided further that, [***]. For clarity, [***]. The Parties agree that the Minimum Detail Requirements can be updated from time to time upon written agreement of both Parties. For clarity, any amendment to this Agreement shall be subject to Section 12.7 and any update to the Commercialization Plan shall be subject to Section 2.6(a).

3.3 Other Commercialization Activities. If and to the extent set forth in the Commercialization Plan, ALK shall conduct other Commercialization activities in accordance with the then-current Commercialization Plan and the terms of this Agreement.

3.4 Subcontracting. ALK may not subcontract with any Third Parties (including any contract sales organization) to perform any of the Promotion or other Commercialization activities to be performed by ALK under this Agreement, unless such subcontracting has been approved by ARS in writing in advance, which approval shall be granted or withheld in ARS’s sole discretion. ALK shall provide all reasonable information requested by ARS related to any potential subcontractor in order for ARS to evaluate ALK’s request to subcontract. In all cases, ALK shall: (a) ensure that all permitted subcontractors are bound by written obligations as protective of the Product and ARS as the terms and conditions of this Agreement, as applicable to such subcontractors; (b) oversee the performance by its permitted subcontractors of the subcontracted activities; and (c) remain responsible and fully liable for the performance (or non-performance) of any activities by any of its permitted subcontractors in connection with this Agreement as if such activities had been performed by ALK itself.

3.5 Exclusivity. ALK shall Detail and Promote the Product in the Territory to the [***] during the Term in accordance with the Commercialization Plan and this Agreement and shall not and shall cause its Affiliates not to, during the Term and, in the case of expiration of this Agreement or termination [***], directly or indirectly, (a) market, promote, sell, distribute or accept orders for the sale of any [***] (“Competing Product”) in the Territory, or (b) assist or cooperate in any way with any other Person in connection with the marketing, promotion, sale, distribution or acceptance of orders for the sale of any Competing Product in the Territory; provided, however that [***] ALK acknowledges and agrees that the restrictions set forth in this Section 3.5 are reasonable and necessary to protect the legitimate interests of ARS and agrees not to contest such restrictions in any proceeding.

3.6 Grants; Charitable Requests; HCP/HCO Agreements. As between the Parties, ARS shall have the right (in its sole discretion) to determine participation in free goods program plans, patient assistance programs and indigent access programs, if applicable, as well as to determine funding levels for grants, sponsorships and other charitable requests (including in support of professional symposia and continuing medical education programs), with respect to the Product in the Territory (including on a national, regional and local level, if applicable). If, for any reason, ALK receives any requests with respect to any of the foregoing activities, including any request with respect to the Product to support any of the foregoing activities, that have not been approved by ARS to be performed by ALK and included in a Commercialization Plan, ALK shall promptly forward such requests to ARS as soon as practicable for ARS’s consideration. Unless explicitly authorized by ARS in writing, ALK shall not enter into any agreements with Healthcare Professionals or Healthcare Organizations relating to speaker programs, advisory boards, consulting arrangements or similar arrangements related to the Product. ARS shall have the sole authority to develop, host and enter into, as the case may be, speaker programs, advisory boards, consulting arrangements and similar arrangements related to the Product in the Territory; provided that upon ARS’s reasonable request, ALK shall provide commercially reasonable support to ARS with respect to each of the foregoing.

3.7 Development and Regulatory Activities. As between the Parties, ARS shall have the sole right to conduct, and ALK shall not conduct or sponsor (directly or indirectly), clinical trials or other development activities with respect to the Product in the Territory, including providing support or assistance for investigator sponsored trials, cooperative studies, clinical studies, including post-approval studies, or other studies, including health economics and outcomes research and phase 4 studies, or any other research or development activities with respect to the Product. As between the Parties, ARS shall be responsible for reporting of, and shall report, regulatory matters regarding the manufacture, distribution, promotion and safety of the Product (including adverse events and product quality complaints) to or with the FDA and/or other relevant Regulatory Authorities in the Territory, as applicable. For clarity, the foregoing shall not limit ALK’s obligations under Applicable Laws to report its relevant Promotion activities under this Agreement, including ALK’s reporting obligations under Applicable Laws with respect to transparency reporting, as described in Section 5.4. If a Sales Representative receives any inquiry regarding any such matter described in this Section 3.7, ALK shall refer the Person making the inquiry to ARS, in a manner directed by ARS from time to time.

3.8 Government Price Reporting and Processing. ARS shall be responsible for all government price calculations, reporting and rebate processing in the Territory relating to the Product. However, ALK shall, to the extent it has in its possession relevant information, cooperate with and assist ARS in complying with its Product-related government price reporting obligations in the Territory, including by providing to ARS or its designee, promptly upon ARS’s request in order to satisfy reporting deadlines, all data and other information required for government price reporting that is collected or maintained by or otherwise in the possession or reasonable control of ALK and by promptly responding to ARS’s questions and requests for information or assistance.

3.9 [***]

3.10 Change of Control. In the event that either Party has been subject to a Change of Control, the affected Party shall provide written notice thereof to the other no later than [***] thereof.

ARTICLE IV

PROMOTIONAL MATERIALS

4.1 Preparation of Materials. ARS will (a) develop and produce all Materials to be used by the Sales Representatives pursuant to this Agreement, and (b) provide the Materials to ALK in quantities set forth in the Commercialization Plan. For clarity, neither ALK nor any of its Affiliates or any Sales Representative shall produce any Materials without the express written consent of ARS. All Materials to be used by the Sales Representatives pursuant to this Agreement shall at all times be in compliance with all Applicable Laws and the Labeling. All Materials shall include the Product Trademarks and the ARS House Marks, [***]. As between the Parties, ARS shall own all Copyrights and other right, title and interest in and to all Materials, and ALK hereby assigns to ARS any and all interest that ALK may have in the Materials; provided, that [***]. ARS shall be responsible and have the sole and exclusive right for submitting all Materials to the FDA in accordance with applicable FDA requirements.

4.2 Submission; Use of Materials. ALK and the Sales Representatives shall: (a) use the Materials solely for the purposes of conducting the Promotion activities for the Product to the [***] in the Territory, in the manner for which they are approved by ARS, as contemplated by this Agreement and for no other purposes; (b) ensure that the Materials are not modified, changed, misbranded or altered in any way by ALK or any Sales Representative; (c) in conducting Promotion activities hereunder, make only those statements and claims regarding the Product, including as to efficacy and safety, that are consistent with the Materials, the Labeling and Applicable Laws; (d) in Promoting the Product, use only the Materials that are produced in accordance with Section 4.1 and approved by ARS; and (e) promptly notify ARS, and provide ARS with a copy, of any correspondence or other report or complaint received by ALK or any Sales Representative from any Regulatory Authority, including the FDA, or any Third Party claiming that any oral or written statements about the Product or any Materials are inconsistent with the applicable Labeling or are otherwise in violation of Applicable Laws or Codes or that any Sales Representative is making statements or claims regarding the Product that are inconsistent with the Materials or the Labeling. If any Materials provided to ALK by ARS are withdrawn from use for any reason, ARS shall promptly notify ALK of such withdrawal in writing and ALK shall promptly effectuate such withdrawal.

ARTICLE V

PERSONNEL MATTERS; COMPLIANCE; TRAINING; PHARMACOVIGILANCE

5.1 Sales Representatives.

(a)
Qualifications. ALK shall conduct its Promotion activities (including Details) using Sales Representatives who meet the following requirements and any other requirements of this Agreement: each Sales Representative must: (i) except and to the extent permitted under Section 3.4, be an employee of ALK and a member of its sales force; (ii) possess skills, training and experience that are consistent with industry standards applicable to the promotion of a pharmaceutical product; (iii) have completed the product specific training and other required sales training approved or conducted by ARS; and (iv) have become adequately equipped and knowledgeable with respect to the Product, as determined by satisfaction of criteria approved by ARS in its reasonable discretion. ALK will manage its Sales Representatives performing Promotion activities hereunder in accordance with Applicable Laws and Codes, and shall ensure that no Sales Representative is, has been or shall be Debarred/Excluded. In advance of engaging any Sales Representative to perform Promotion activities or other Commercialization services under this Agreement, and at least [***] thereafter, ALK shall check the debarment/exclusion status of each such Sales Representative and confirm that such Sales Representative is not Debarred/Excluded and, upon ARS’s request, provide ARS the results of such status checks. In the event that any Sales Representative becomes Debarred/Excluded, ALK shall remove such Person as a Sales Representative immediately upon learning of such Debarment/Exclusion.

(b)
Compensation and Benefits. ALK shall be solely responsible for recruiting and hiring all Sales Representatives at ALK’s sole cost and expense. ALK shall be solely responsible for: (i) all salaries, wages, benefits and other compensation that the Sales Representatives may be entitled to receive in connection with the performance of the services under this Agreement, including Incentive Compensation, and all taxes, excises, assessments and other charges levied by any agency on, or because of, the services to be provided by ALK under this Agreement; (ii) maintaining all necessary personnel and payroll records for all Sales Representatives; (iii) ensuring that its compensation of the Sales Representatives complies with all Applicable Laws; and (iv) providing workers’ compensation and unemployment insurance coverage for the Sales Representatives in amounts as required by Applicable Laws. ALK shall indemnify, defend and hold harmless ARS from and against all Losses to the extent incurred by or imposed upon ARS in connection with or arising from any Claims (including by any Sales Representatives) relating to any of ALK’s responsibilities enumerated in the preceding sentence (including any Claims relating to ALK’s payment of or failure to pay Incentive Compensation). Each Party acknowledges and agrees that the Sales Representatives are not, and are not intended to be or be treated as, employees of ARS or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, that are sponsored by ARS or any of its Affiliates or that are offered from time to time by ARS or its Affiliates to its or their own employees. [***]
(c)
[***]
(d)
General Conduct. ALK shall be solely responsible and fully liable for: (i) the compliance of all Sales Representatives and ALK Personnel with all Applicable Laws, the Codes, and [***]; (ii) the acts and omissions of the Sales Representatives and ALK Personnel while performing any activities under this Agreement; and (iii) all disciplinary, probationary and termination actions taken by it, as well as for the formulation, content, and dissemination (including content) of all employment policies and rules (including written disciplinary, probationary and termination policies) applicable to any Sales Representatives or ALK Personnel. ALK shall ensure that its Sales Representatives and ALK Personnel are familiar with, trained on pursuant to Section 5.5 and understand [***] and all other procedures, obligations, rights, and responsibilities imposed by the terms of this Agreement as applicable to the performance of Promotion activities and other Commercialization hereunder.
(e)
Removal of Personnel from Product Responsibilities. ALK shall immediately remove and as soon as reasonably practicable replace any Sales Representative or ALK Personnel from having any responsibilities relating to the Promotion or Commercialization of the Product under this Agreement if required by any Applicable Laws, including if ALK determines that such Sales Representative or ALK Personnel is Debarred/Excluded. Further, upon ARS’s reasonable request, ALK shall promptly remove any Sales Representative or ALK Personnel from having any responsibilities relating to the Promotion or Commercialization of the Product under this Agreement if such Sales Representative or ALK Personnel fails to comply with any Applicable Laws, the Codes, ALK’s compliance policies, procedures, standards and practices ([***]), and shall replace such Sales Representative or ALK Personnel as soon as reasonably practicable.

5.2 Compliance with Laws, Codes and Policies.

(a)
General. ALK shall: (i) perform all of its obligations under this Agreement (including Promotion and all activities under the Commercialization Plan) in compliance with all Applicable Laws and Codes and the terms of this Agreement; (ii) instruct the Sales Representatives not to, and shall use reasonable efforts consistent with industry practices to ensure that the Sales Representatives do not, make any representation, statement, warranty or guaranty, oral or written, with respect to the Product that is inconsistent with the then-current Labeling of the Product, the applicable approved Materials, the Commercialization Plan or Applicable Laws; or that is deceptive or misleading in any way; or take any action that disparages or may jeopardize the good name, goodwill or reputation of the Product or of ARS or any of its Affiliates; (iii) maintain and enforce a corporate compliance program consistent with the OIG Compliance Guidance ([***]), including maintaining a mechanism for its personnel to report, at any time and anonymously if they choose, any concerns about potential non-compliance with Applicable Laws, Codes, [***] or ALK policies, procedures, standards and practices, and that requires ALK to promptly and diligently investigate and take appropriate corrective and disciplinary action with regard to any such reports, as applicable; (iv) ensure that all ALK Personnel are trained on pursuant to Section 5.5, understand, and comply with all [***]; and (v) [***]. [***].
(b)
Compliance Program. ALK shall at all times cause its Sales Representatives and ALK Personnel to comply with [***], ALK’s compliance program, policies and procedures, to the extent related to ALK’s activities hereunder, which shall be substantially similar to ([***]). Promptly after the Effective Date, [***].
(c)
Verification. Each year during the Term upon the written request of ARS, ALK shall verify to ARS in writing that it has enforced, and continues to enforce, a code of conduct and compliance program for Sales Representatives and ALK Personnel that is consistent with Applicable Laws and Codes. Without limiting such verification obligations, if there is any material change to ALK’s compliance program (including applicable policies and procedures) that relate to or may affect ALK’s performance of its Promotion or other activities under this Agreement, ALK shall promptly notify ARS of such material changes.
(d)
[***]
(i)
[***]
(ii)
[***]
(e)
[***]. [***]

5.3 Payments to Healthcare Professionals/Healthcare Organizations. ALK shall not directly or indirectly provide any payment, remuneration or other transfer of value to any HCP, HCO, or Payor in connection with Promotion or Commercialization activities, except as provided in accordance with all Applicable Laws, Codes, ALK’s policies, procedures, standards and practices, and the Commercialization Plan and subject to ALK’s tracking and reporting obligations under Section 5.4.

5.4 Transparency Reporting. Each Party shall be responsible for tracking and reporting all of its direct and indirect payments and transfers of value provided or directed by such Party to HCPs and HCOs in connection with this Agreement in accordance with the Federal Sunshine Law and similar transparency laws required by any state and local government in the Territory that requires such reporting. Without limitation of Article 7, upon ARS’s reasonable request, ALK shall timely cooperate [***] with ARS and provide ARS with all relevant information, at ALK’s expense and in such form as required by ARS or its designated service provider, relating to reporting of such payments or transfers of value [***].

5.5 Training.

(a)
Product Training. The Commercialization Plan shall include a Product Training schedule, including timing, location and number of training sessions (including refresher programs), as well as the topics for such Product Training sessions. ARS shall be responsible for planning and conducting all Product Training, consistent with the Commercialization Plan. ALK shall ensure that each Sales Representative and ALK Personnel completes all required Product Training prior to commencing any Promotion or other Commercialization activities under this Agreement and continues to participate in Product Training at least [***] thereafter. ARS shall develop and provide all Training Materials for the Product Training hereunder, and, as between the Parties, shall own all Copyrights and other right, title and interest in and to all such Training Materials.
(b)
General Training. ALK shall be responsible, at its own expense, for providing, and shall provide, to all Sales Representatives and ALK Personnel a broad general training program (including refresher programs), including training on proper promotion and marketing techniques, ethics, compliance with Applicable Laws and substantial compliance with the Codes, and the compliance with ALK’s policies, procedures, standards and practices (“General Compliance Training”). ARS shall have the right, at its own expense, to provide to all ALK Personnel a specific training program (including refresher programs) related to the ARS Compliance Policies (“ARS Compliance Training”). ALK shall provide copies of such General Compliance Training material to ARS upon request. Notwithstanding the foregoing, at ARS’s election, ARS shall have the right to conduct or supplement General Compliance Training and ARS Compliance Training for Sales Representatives and ALK Personnel. [***]

(c)
Testing and Certification. In connection with each Product Training and ARS Compliance Training, and at other times on reasonable prior notice, ARS may provide testing that verifies, whether through ARS’s learning management system or otherwise, that each Sales Representative and ALK Personnel has satisfactorily completed and understood the Product Training and ARS Compliance Training, as applicable. Results and documentation of testing through ARS’s learning management system will be provided by ARS to ALK as soon as reasonably practicable after such results are available after testing. Each Sales Representative and ALK Personnel also must certify at the end of each Product Training and Product Compliance Training session, as applicable, that he/she has completed, understood and agrees to comply with such Product Training and ARS Compliance Training.
(d)
Recordkeeping. ALK shall maintain records related to Product Training, General Compliance Training and ARS Compliance Training sufficient to show the Sales Representatives and ALK Personnel in attendance at each Product Training, General Compliance Training and ARS Compliance Training session, as applicable, including sign-in sheets and computer records for Web-based training. ALK shall maintain all such attendance records and Product training records, including testing records, certifications, and copies of Training Materials used at each Product Training session, in accordance with Section 7.4. ALK shall provide copies of such Product training records to ARS upon request.

5.6 Requests for Medical Information. ARS shall have the exclusive right and obligation to respond, in accordance with Applicable Laws and the Codes (as applicable), to all questions or requests for information about the Product that are outside of the Label made by any Healthcare Professional, Healthcare Organization or any other Third Party to the Sales Representatives (each, a “Product Medical Information Request” or “PMIR”) in accordance with the ARS Compliance Policies. The Sales Representatives shall promptly refer such PMIRs to ARS’s call center for response in accordance with the ARS Compliance Policies. For clarity, PMIRs shall not be proactively solicited by Sales Representatives. For any PMIR received by ALK’s call center, ALK shall promptly transfer such PMIR to ARS’s call center.

5.7 Adverse Events, Product Quality Complaints and Pharmacovigilance. ALK shall follow the requirements set forth in the ARS Compliance Policies with respect to adverse events and product quality complaints, including ARS’s Policy for Reporting Postmarketing Adverse Events & Product Quality Complaints.

ARTICLE VI

PAYMENTS

6.1 Base Fee.

(a)
Base Fee. Subject to this Section 6.1, ARS shall compensate ALK for its costs of employing and maintaining ALK Personnel to conduct Promotion and Commercialization activities and support thereof hereunder, as well as its Detailing costs, (i) for each Quarter during the Term in Collaboration Year 1, in the amount of [***] per Quarter during the Term in such Collaboration Year; (ii) for each Quarter during the Term in Collaboration Year 2, in the amount of [***] per Quarter during the Term in such Collaboration Year; (iii) for each Quarter during the Term in Collaboration Year 3, in the amount of [***] per Quarter during the Term in such Collaboration Year; and (iv) for each Quarter during the Term in Collaboration Year 4, in the amount of [***] per Quarter during the Term in such Collaboration Year (in each case, such Quarterly payment, the “Base Fee”); provided that [***].
(b)
Base Fee Payment. Commencing in Collaboration Year 2, on a Quarterly basis during the Term, within [***] after the end of each Quarter, ALK shall promptly issue to ARS an invoice for the amount of the applicable Base Fee for such Quarter; provided that for each Quarter in Collaboration Year 2, such invoice shall also include the applicable Base Fee for the corresponding Quarter in Collaboration Year 1. Within [***] after receipt of the invoice from ALK for a given Quarter with respect to the applicable Base Fee, to the extent that ARS does not dispute in good faith the amount set forth on such invoice, ARS shall pay such applicable Base Fee due to ALK for such Quarter. ARS shall make each such payment to an account designated by ALK pursuant to Section 6.4. For clarity, no Base Fee shall be payable during Collaboration Year 1 and the earned but unpaid Base Fee for Collaboration Year 1 shall be paid in accordance with this Section 6.1 or Section 11.5.

6.2 Performance Bonus.

(a)
Performance Bonus Report. Commencing in Collaboration Year 2, on a Quarterly basis during the Term, ALK is eligible for a Performance Bonus for any Quarter in which the Market Share for such Quarter equaled or exceeded the applicable Market Share Threshold for such Quarter. Commencing in Collaboration Year 2, on a Quarterly basis during the Term, ARS shall, within [***] after the end of each Quarter, provide ALK with a report showing [***].

(b)
Performance Bonus Invoice and Payment. Commencing in Collaboration Year 2, on a Quarterly basis during the Term, in the event that the Market Share for such Quarter equaled or exceeded the applicable Market Share Threshold for such Quarter, then, after receipt of each report provided by ARS under Section 6.2(a) above, ALK shall promptly issue to ARS an invoice for the amount of the Performance Bonus set forth in such report. Within [***] after receipt of the invoice from ALK with respect to the Performance Bonus for a given Quarter, to the extent that ARS does not dispute in good faith the amount set forth in such invoice, ARS shall pay to ALK the Performance Bonus for such Quarter to an account designated by ALK pursuant to Section 6.4. For clarity, no Performance Bonus shall be earned or payable during or with respect to Collaboration Year 1.

6.3 ALK Commercialization Support Costs. Within [***] after the end of each Quarter during the Term (and after termination of this Agreement with respect to costs incurred prior to termination of this Agreement), ALK shall provide a written report (each, a “Cost Report”) to ARS setting forth in reasonable detail any ALK Commercialization Support Costs incurred by ALK during such Quarter in accordance with the Commercialization Plan and the budget set forth therein. Each Cost Report shall enable ARS to compare the reported out-of-pocket costs against the budget for ALK Commercialization Support Costs set forth in the Commercialization Plan, on both a quarterly basis and a cumulative basis for each activity. With each Cost Report, ALK shall also provide to ARS copies of Third Party invoices and other supporting documentation for all out-of-pocket costs detailed in such Cost Report.

6.4 Payments. All cash payments made under this Agreement shall be made by wire transfer from a banking institution in Dollars in accordance with instructions given in writing from time to time by the Party receiving such payment.

6.5 Taxes.

(a)
Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on any payments it receives under this Agreement.

(b)
Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of payments made under this Agreement. To the extent a Party is required by Applicable Laws to deduct or withhold taxes from any payment to the other Party, such Party will remit such amounts to the proper governmental authority, promptly transmit to the other Party the best available evidence of such payment and remit the remaining amount of such payment to the other Party. For clarity, to the extent amounts are so withheld and remitted in accordance with this Section 6.5(b), such amounts will be treated for all purposes of this Agreement as having been paid to the other Party. Each Party shall provide the other Party any tax forms that may be reasonably necessary in order for such Party to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, or other Applicable Laws, including an Internal Revenue Service (“IRS”) Form W-9, or an appropriate IRS Form W-8, as applicable. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such tax. On request of the paying Party, the payee Party shall refund to the paying Party any amounts received from the paying Party or its Affiliates under this Agreement which should have been deducted or withheld under Applicable Laws, but which were not deducted or withheld in full or at all, plus any interest and penalties imposed on such amounts (“Later Imposed Withholdings”); and following receipt of such Later Imposed Withholdings, the paying Party shall remit such Later Imposed Withholdings to the appropriate government authority.

ARTICLE VII

REPORTS; MAINTENANCE OF RECORDS; AUDIT RIGHTS

7.1 Account Management and Reporting System. ALK shall apply its existing electronic account management and reporting system to document and report its Details and other Promotion activities hereunder, including all of the information that is required to be reported in the Promotion Reports, and to document and report its compliance activities and comply with the transparency reporting requirements under Section 5.4. [***].

7.2 Reports. ALK shall keep ARS regularly informed regarding the conduct of its Promotion activities under this Agreement. Without limiting the foregoing, ALK shall provide ARS with a report (each, a “Promotion Report”) within [***] after the end of each Quarter which shall set forth the efforts of the Sales Representatives in conducting Details and other Promotion activities under this Agreement during the preceding Quarter (and in the case of the Promotion Report for the fourth (4th) Quarter in a given Collaboration Year, during the preceding Collaboration Year also), in a form mutually agreed by the Parties, including the following information: (a) the number of Sales Representatives; (b) the number of Details made and recorded by Sales Representatives broken out by region, position of Details and [***]; (c) a written verification by ALK that [***]; (d) all documents and information relevant to the transparency reporting requirements described in Section 5.4; and (e) such other information as may be required in the Commercialization Plan; provided that, for the first [***] following the Promotion Commencement Date, ALK shall provide ARS, within [***] following the end of each calendar [***], with a report including (i) the number of Sales Representatives, (ii) the number of Details made and recorded by Sales Representatives broken out by region, position of Details and [***], and (iii) [***]. Each Promotion Report shall be provided in an electronic format or as agreed by the Parties and shall include all applicable information from ALK’s account management system.

7.3 ARS’s Audit Rights Relating to ALK’s Activities.

(a)
Right to Audit. During the Term, and upon no less than [***] prior written notice from ARS, ALK shall afford to ARS reasonable access during normal business hours (and at such other times as the Parties may mutually agree) to inspect and audit the relevant books, records and other information of ALK in order to monitor ALK’s compliance with its obligations under the Commercialization Plan and the terms of this Agreement and to verify that ALK’s Promotion and other Commercialization activities were accurately reported and conducted in compliance with this Agreement, [***]. Such audit shall occur no more than [***], except that ARS may conduct more frequent inspections and audits for “cause” at any time that ARS learns of any material non-compliance (or of any condition that ARS determines is reasonably likely to result in material non-compliance) with the Commercialization Plan or the terms of this Agreement. Subject to the limitations set forth in this Section 7.3(a), ARS may conduct such audit (i) itself, or by an independent certified public accountant or other applicable consultant appointed by ARS at its expense and reasonably acceptable to ALK, by auditing the relevant financial and compliance records of ALK and its Affiliates at ALK’s [***] facilities as related to the Product; (ii) by conducting surveys of the [***]; and/or (iii) by direct observation of any such Promotion activity. ALK shall keep and maintain complete and accurate records of all Promotion and other Commercialization activities conducted by ALK pursuant to this Agreement in accordance with Section 7.4.
(b)
Audit Results. All records made available for audit pursuant to this Section 7.3 shall be deemed to be Confidential Information of [***]. In the event that an audit establishes that there was an error in Promotion activities reported by ALK hereunder, ALK shall promptly (but in any event no later than [***] after ALK’s receipt of the audit report so concluding) provide a corrected Promotion Report to ARS. ARS shall bear the full cost of such audit unless such audit discloses a downward adjustment of the number of [***] of more than [***] of the number reported in such statement, in which case ALK shall reimburse ARS for the reasonable out-of-pocket costs incurred by ARS in connection with such audit.

7.4 Maintenance of Books and Records. Each Party shall maintain complete and accurate books and records in sufficient detail, in accordance with all Applicable Laws, to enable verification of such Party’s performance of its obligations under this Agreement, including with respect to ALK, all Detailing, Promotion and Product Training, and with respect to ARS, all Prescriber Data, Material and ARS Compliance Policies. Such books and records shall be deemed to be the Confidential Information of the respective Party that is maintaining such books and records and shall be maintained for the latest to occur of: (a) a period of [***] after the end of each calendar year in the Term, (b) longer if required by Applicable Laws or the respective Party’s document management program, and (c) until the final resolution of any audit or dispute as to which such records relate.

7.5 Payment Audits.

(a)
Right to Audit. ARS shall have the right, no more than [***] in the Term, to audit the relevant books and records of ALK in order to verify ALK’s reports of ALK Commercialization Support Costs. ALK shall have the right, no more than [***] in the Term, to audit the relevant books and records of ARS in order to verify ARS’s reports of Specified Net Sales and Market Share. Upon no less than [***] prior written notice, the Party subject to audit (the “Audited Party”) shall grant reasonable access to members of a nationally-recognized independent certified public accounting firm selected by the Party conducting the audit (the “Auditing Party”) (but not, in the case of ALK as the Audited Party, the auditor that conducts or has within the past [***] conducted the audit of ALK’s financial statements, or, in the case of ARS as the Audited Party, the auditor that conducts or has within the past [***] conducted the audit of ARS’s financial statements) to the relevant books and records of the Audited Party in order to conduct a review or audit thereof. Such access shall be permitted only during normal business hours. The auditor will execute a written confidentiality agreement with the Audited Party and will disclose to the Auditing Party only such information necessary or relevant to verify the Audited Party’s reports of (a) in the case of ALK as the Audited Party, ALK Commercialization Support Costs, and (b) in the case of ARS as the Audited Party, Specified Net Sales and Market Share. The accountant shall report its conclusions and calculations to the Parties; provided that in no event shall the accountant disclose any information of the Audited Party except to the extent necessary to report inaccuracies in reports of (i) in the case of ALK as the Audited Party, ALK Commercialization Support Costs, and (ii) in the case of ARS as the Audited Party, Specified Net Sales and Market Share. Such examination shall be conducted at the facility(ies) where such books and records are maintained and without disruption to operations of the Audited Party. Except as set forth in Section 7.5(b), the Auditing Party shall bear the full cost of the performance of any such audit. All inspections made under this Section 7.5 shall be made no later than [***] after the reports that are the subject of the investigation were made.

(b)
Audit Results. If as a result of any audit of books and records under Section 7.5(a), it is shown that the Audited Party’s payments to the Auditing Party under this Agreement with respect to the period of time audited were less than the amount which should have been paid, then the Audited Party shall pay to the Auditing Party the amount of such shortfall within [***] after both Parties’ receipt of the auditor’s report. If instead the audit shows that Audited Party’s payments to the Auditing Party under this Agreement with respect to the period of time audited were more than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Auditing Party shall refund such overpayment to the Audited Party within [***] after both Parties’ receipt of the auditor’s report. In addition, if any amount of underpayment by the Audited Party is more than [***] of the amount which should have been paid pursuant to this Agreement with respect to the period in question, then the Audited Party shall also reimburse the Auditing Party for its documented, reasonable, out-of-pocket costs and expenses incurred in connection with the audit.

ARTICLE VIII

CONFIDENTIAL INFORMATION

8.1 General. At all times during the Term and for [***] thereafter, each Party (the “Receiving Party”) shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose, and not use, directly or indirectly, for any purpose, any Confidential Information of the other Party (the “Disclosing Party”), except to the extent such disclosure or use is permitted by the terms of this Agreement or is otherwise agreed upon in writing by the Parties. “Confidential Information” means any non-public technical, scientific, regulatory, commercial, business or other confidential, proprietary, or trade secret information provided by or on behalf of the Disclosing Party to the Receiving Party pursuant to this Agreement, and the terms of this Agreement, which are the Confidential Information of each Party; provided that Confidential Information shall not include any information that the Receiving Party can demonstrate by competent written proof:

(i) is in the public domain by use and/or publication at the time of its receipt from the Disclosing Party or thereafter enters into the public domain through no fault of the Receiving Party; or

(ii) was already in the Receiving Party’s possession prior to receipt from the Disclosing Party or is developed independently of information received from the Disclosing Party, in each case as demonstrated by contemporaneous written documentation; or

(iii) is obtained by the Receiving Party from a source (other than a Party or its Representatives (as defined below)) which is not bound by a confidentiality agreement or other contractual restriction that may prohibit the disclosure of such information.

8.2 Permitted Disclosures. Each Receiving Party may only disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

(a)
made by the Receiving Party or its Affiliates to its or their employees, agents, attorneys, auditors, advisors, consultants or contractors (“Representatives”) on a need-to-know basis and solely in connection with the performance of the Receiving Party’s obligations or the exercise of its rights under this Agreement, provided that each Representative must be bound by obligations of confidentiality and non-use equivalent in scope to, and no less restrictive than, those set forth in this Article 8 prior to any such disclosure; or
(b)
made in response to a valid order of a court of competent jurisdiction, Regulatory Authority or other governmental authority of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided that, to the extent legally permissible, the Receiving Party shall first have given written notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that such Confidential Information be held in confidence by such court or governmental authority or, if disclosed, be used only for the purposes for which the order was issued; and provided further, that the Confidential Information disclosed in response to such court or governmental authority order shall be limited to that information which is legally required to be disclosed in response to such order.

8.3 Public Announcements; Agreement Terms. Without limiting the restrictions set forth in Section 8.1, a Party may not use the name of the other Party in any publicity or advertising or make any public announcement or issue any press release concerning the existence or terms of this Agreement or activities hereunder without the prior written consent of the other Party, including approval of any press release or other public announcement. Notwithstanding the foregoing, (i) a Party may disclose information relating to this Agreement (including any termination hereof) as required by Applicable Laws, including to the United States Securities and Exchange Commission or any other securities exchange or governmental authority as required by law or regulation, provided that the disclosing Party shall (1) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, and (2) if reasonably requested by such other Party, seek, or cooperate with such Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available at such other Party’s expense, and (ii) each Party may use the name of the other Party in connection with its Promotion of the Product in accordance with the Commercialization Plan. This Agreement shall be deemed Confidential Information of both ARS and ALK and may only be disclosed by a Party: (A) as may be permitted under Section 8.2 or clause (i) of the preceding sentence in this Section 8.3, (B) to potential or actual investors or acquirers of such Party who are bound by obligations of confidentiality and non-use equivalent in scope to, and no less restrictive than, those set forth in this Article 8 prior to any such disclosure or (C) with the prior written consent of the other Party, which shall not be withheld unreasonably.

8.4 Injunctive Relief. Each Party acknowledges that damages resulting from disclosure of the Confidential Information in violation of this Article 8 may not be an adequate remedy and that, in the event of any such disclosure or any indication of an intent to disclose such information, a Party (or its Affiliates) owning such information will be entitled to seek injunctive relief or other equitable relief in addition to any and all remedies available at law or in equity, including the recovery of damages and reasonable attorneys’ fees.

ARTICLE IX

INTELLECTUAL PROPERTY RIGHTS

9.1 Ownership of Materials. As between the Parties, ARS shall own all right, title and interest in and to the Materials, Training Materials and Labeling, in each case including all content contained therein and all applicable Copyrights and trademark rights (but excluding any trademark or other rights in ALK House Marks). To the extent ALK (or any of its Affiliates or other agents) obtains or otherwise has a claim to the Materials, Training Materials and Labeling, ALK shall assign, and hereby does assign, to ARS (or its designated Affiliate) all of ALK’s (and its Affiliate’s and other agent’s) right, title and interest in and to such Materials, Training Materials, Labeling and all content therein (excluding, in each case, any rights in ALK House Marks). [***].

9.2 Use of Trademarks.

(a)
Use of Trademark. All Materials shall include the Product Trademarks and the ARS House Marks. [***].
(b)
No Dispute. Neither Party shall, and shall not knowingly cause another person to, contest or dispute or otherwise impair or endanger the validity of, the exclusive rights of, any of the trademarks (including the Trademarks and ALK House Marks) owned, licensed or maintained, as the case may be, by the other Party or its Affiliates, or any part thereof, or the registrations thereof. Neither Party shall undertake any action in respect of the filing, registration or renewal of any of the other Party’s trademarks (including the Trademarks and ALK House Marks) without such other Party’s consent.

9.3 Infringement. Each Party shall promptly inform the other Party of any material infringement of, or challenge to, any Trademark or any other intellectual property relating to the Product owned or controlled by ARS in the Territory, in each case whether actual or threatened, which comes to the attention of such Party. As between the Parties, ARS shall have the exclusive right (in its sole discretion) to take (or not take, as applicable) action in respect of the defense or infringement of the Trademarks and/or any other material intellectual property relating to the Product, and ALK shall, at ARS’s expense, provide reasonable assistance and cooperation with such activities as ARS may reasonably request.

ARTICLE X

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.1 Mutual Representations and Warranties. ALK and ARS each represents and warrants to the other, as of the Effective Date, as follows:

(a)
it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;
(b)
the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate: (i) such Party’s certificate of incorporation, bylaws or other organizational documents; (ii) any agreement, instrument or contractual obligation to which such Party is bound in any material respect; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party; and
(c)
this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions (subject to bankruptcy, insolvency, moratorium, judicial principles affecting the availability of specific performance and other similar Applicable Laws affecting the enforcement of creditors’ rights generally).

10.2 Representations, Warranties and Covenants of ALK. In addition, ALK represents and warrants to ARS, as of the Effective Date, and covenants to ARS as follows:

(a)
neither it, nor any of its Affiliates, nor any of their respective officers, employees, agents, representatives or other Persons used in the performance of its obligations under this Agreement has been debarred or suspended under 21 U.S.C. §335(a) or (b), excluded from a federal health care program, debarred from federal contracting, or convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud (“Debarred/Excluded”). ALK shall notify ARS within [***] if it, any of its Affiliates, or any officer, employee, agent, representative or other Person who is performing any activities under this Agreement is or becomes Debarred/Excluded;

(b)
(i) it and its Affiliates have promoted its products in the Territory in compliance with Applicable Laws and Codes in all material respects, (ii) as of the Effective Date, neither it nor any of its Affiliates is being investigated by any Regulatory Authority or other government authority in the Territory relating to the promotion of any product in the Territory, nor has it or any of its Affiliates received notice that any Regulatory Authority or other government authority in the Territory intends to conduct any such investigation, and (iii) neither it nor any of its Affiliates (x) is a party or the subject of any action, suit or other proceeding (collectively, “Proceeding”) that is pending as of the Effective Date or was pending or filed at any time during the [***] period prior to the Effective Date, that alleges that it or any of its Affiliates have violated any Applicable Laws in the Territory in connection with the promotion of any product in the Territory, nor (y) has it or any of its Affiliates received any threats in writing of any such Proceeding as of the Effective Date or at any time during the [***] period prior to the Effective Date;
(c)
neither it nor any of its Affiliates has [***], nor will it or any of its Affiliates, pay, offer or promise to pay, or authorize the payment directly or indirectly of any moneys or anything of value to (i) any government official or employee, or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any person, in each case with respect to the Product; or (ii) any HCP, HCO or Payor if any one purpose is to encourage, influence or reward the prescribing or purchasing of any Product or recommending the prescribing or purchasing of any Product, except in either case, as permitted by Applicable Laws (such as payments under applicable safe-harbor provisions).
(d)
it is, and shall remain, and it shall cause its Affiliates to remain, in material compliance with all Applicable Laws and Codes;
(e)
there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened before any court or administrative agency against ALK or its Affiliates which could, directly or indirectly, reasonably be expected to materially affect its ability to perform its obligations hereunder;
(f)
it has implemented, and shall maintain, a compliance program designed to comport with all Applicable Laws and the Codes; and
(g)
it has and will maintain appropriate technical, organizational, and physical security technologies, processes, procedures and controls aligned with the standard in the industry in which ALK operates that are designed to protect its information technology systems, operational technology systems, networks, internet-enabled applications and/or devices and the data contained within such systems, including Confidential Information, from any unauthorized loss, destruction, alteration, disclosure thereof, access thereto, or loss of control thereof and has in place appropriate plans and procedures to allow it to respond efficiently and effectively to any data loss or unauthorized destruction, alteration, disclosure, or access thereto. If ALK becomes aware of any such incident which it reasonably determines has materially affected or is reasonable likely to materially affect the Confidential Information of ARS, it shall notify ARS within [***].

10.3 Representations and Warranties of ARS. In addition, ARS represents and warrants to ALK that, as of the Effective Date:

(a)
neither it nor any of its Affiliates is being investigated by any Regulatory Authority or other government authority in the Territory specifically or primarily relating to the Promotion of the Product in the Territory, nor has it or any of its Affiliates received written notice that any Regulatory Authority or other government authority in the Territory intends to conduct any such investigation; and
(b)
ARS has all rights necessary to grant the rights set forth in this Agreement to ALK.

10.4 Defense and Indemnification of ARS by ALK. ALK shall indemnify, defend and hold harmless ARS, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “ARS Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation or investigation) (collectively, “Losses”) to the extent incurred by or imposed upon the ARS Indemnitees, or any of them, related to claims, suits, actions, demands, investigations, proceedings or judgments brought or obtained by Third Parties (including any Regulatory Authority or governmental authority) (collectively, “Claims”), arising out of: (a) a breach of any covenant, representation or warranty of ALK under this Agreement; (b) a negligent, reckless, willful or intentionally wrongful act, error or omission on the part of ALK (or any of its Affiliates), or any officer, director, employee, agent or representative of ALK (or any of its Affiliates), including any Sales Representative, in the performance of this Agreement, including in the performance of Promotion activities hereunder; or (c) the Commercialization, Promotion or Detailing or any other activities with respect to the Product in the Territory by ALK (or any of its Affiliates), or any officer, director, employee, agent or representative of ALK (or any of its Affiliates), including any Sales Representative, in violation of any Applicable Laws, Codes or this Agreement or otherwise not in compliance with the Labeling and Materials; except with respect to any Claims or Losses under the foregoing clauses (a), (b) or (c) to the extent resulting from a Claim for which ARS is required to indemnify ALK under Section 10.5.

10.5 Defense and Indemnification of ALK by ARS. ARS shall indemnify, defend and hold harmless ALK, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “ALK Indemnitees”), against all Losses to the extent incurred by or imposed upon the ALK Indemnitees, or any of them, related to Claims arising out of: (a) a breach of any covenant, representation or warranty of ARS under this Agreement; (b) a negligent, reckless, willful or intentionally wrongful act, error or omission on the part of ARS (or any of its Affiliates), or any officer, director, employee, agent or representative of ARS (or any of its Affiliates), in the performance of this Agreement; (c) the Commercialization, Promotion, Detailing or medical affairs activities with respect to the Product in the Territory by ARS (or any of its Affiliates), or any officer, director, employee, agent or representative of ARS (or any of its Affiliates), in violation of any Applicable Laws, Codes or this Agreement or otherwise not in compliance with the Labeling; or (d) any product liability claims arising from the Product; except with respect to any Claims or Losses under the foregoing clauses (a) through (d) to the extent resulting from a Claim for which ALK is required to indemnify ARS under Section 10.4.

10.6 Conditions to Defense and Indemnification. A Party seeking recovery under this Article 10 (the “Indemnified Party”) with respect to a Claim shall give prompt written notice to the Party from which indemnification is sought (the “Indemnifying Party”), and shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim; provided that the Indemnifying Party shall: (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party; and (b) not settle or otherwise resolve such Claim without the prior written consent of such Indemnified Party [***], provided that the Indemnifying Party may settle any Claim or otherwise consent to an adverse judgment with prior written notice to the Indemnified Party but without the consent of the Indemnified Party where the only liability to the Indemnified Party is the payment of money and the Indemnifying Party makes such payment. The failure to deliver written notice to the Indemnifying Party within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnifying Party of its indemnification obligations under this Article 10 if and to the extent the Indemnifying Party is actually prejudiced thereby. Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim. For clarity, if either Party or any of its Affiliates is entitled to indemnification for a Claim pursuant to Section 10.4 or Section 10.5, as the case may be, such Party shall seek recovery for such Claim under this Agreement and not the Existing Collaboration Agreement.

10.7 Insurance. ALK shall, at its own expense, maintain and keep in full force and effect during the Term and for [***] thereafter insurance policies that are reasonable and customary for the industry that are underwritten by a reputable insurance company or self-insurance and providing adequate coverage for its respective obligations and activities hereunder. A certificate of insurance evidencing the coverage described in this Section 10.7 and naming ARS as an additional insured shall be submitted to ARS by ALK within [***] after the Effective Date and shall bear a certification that the coverage specified therein will not be cancelled or materially changed without at least [***] prior written notice to ARS. Such notices of cancellation or material change shall be given in accordance with Section 12.4 hereof.

10.8 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

10.9 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (A) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, LOST REVENUES OR PENALTIES, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES MAY HAVE BEEN REASONABLY FORESEEABLE, OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS SET FORTH IN THIS PARAGRAPH SHALL NOT APPLY TO: (I) ANY DEFENSE OR INDEMNITY OBLIGATION OWED BY ONE PARTY TO ANOTHER PARTY FOR THIRD PARTY CLAIMS PURSUANT TO SECTION 10.4 OR 10.5, (II) DAMAGES AVAILABLE FOR BREACH OF ARTICLE 8, OR (III) LOSS ARISING DUE TO FRAUD OR WILLFULL MISCONDUCT.

ARTICLE XI

TERM AND TERMINATION

11.1 Term. This Agreement shall commence as of the Effective Date and shall expire on the last day of Collaboration Year 4, unless extended by mutual written agreement of the Parties or unless earlier terminated pursuant to the terms of this Agreement (the “Term”). For clarity, the Parties may negotiate to extend the Term during any day of the collaboration provided that neither Party shall be obligated to enter into any such extension.

11.2 Early Termination. The Parties shall have the right to terminate this Agreement under the following conditions:

(a)
Either Party shall have the right to terminate this Agreement at any time upon written notice to the other Party if the other Party materially breaches this Agreement and such other Party fails to cure such breach within [***] after written notice is given to such other Party specifying the breach.
(b)
ARS may terminate this Agreement, effective immediately upon written notice to ALK, in the event of any material breach by ALK of Section 5.2(a).
(c)
From and after the date that is twelve (12) months after the Promotion Commencement Date, ARS may terminate this Agreement immediately, upon written notice to ALK, upon [***].
(d)
ARS may terminate this Agreement, effective upon [***] prior written notice to ALK, in the event that [***].
(e)
(i) ARS may terminate this Agreement, effective upon [***] prior written notice to ALK, in the event that either ALK or ARS has been subject to a Change of Control and (ii) ALK may terminate this Agreement, effective upon [***] prior written notice to ARS, in the event that ALK or ARS has been subject to a Change of Control.

(f)
ARS may terminate this Agreement, effective upon [***] prior written notice to ALK, if ALK or any of its Affiliates, directly or indirectly through a Third Party (including via a license to a Third Party): (i) markets, promotes, sells, or otherwise commercializes in the Territory any pharmaceutical product that [***] (“Distracting Product”), (ii) manufactures in the Territory any Distracting Product, or (iii) obtains rights from a Third Party to conduct any of the activities described in the foregoing clauses (i) and (ii) with respect to any Distracting Product for which [***].
(g)
ARS may terminate this Agreement upon written notice to ALK in the event of the bankruptcy or insolvency, or the filing of an action to commence insolvency proceedings against ALK, or the making or seeking to make or arrange an assignment for the benefit of creditors of ALK, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of ALK’s property that is not discharged within [***].
(h)
From and after the date that is [***], ARS may terminate this Agreement, effective upon [***] prior written notice to ALK, in the event that [***].
(i)
From and after the date that is twelve (12) months after the Effective Date, ARS may terminate this Agreement, effective upon [***] prior written notice to ALK, for any reason or no reason.
(j)
From and after the date that is twelve (12) months after the Effective Date, ALK may terminate this Agreement, effective upon [***] prior written notice to ARS, for any reason or no reason.
(k)
Either Party may terminate this agreement pursuant to Section 12.10.

11.3 Consequences of Termination of Agreement. Upon the expiration or early termination of this Agreement for any reason, the following provisions shall apply.

(a)
ALK shall conduct an orderly wind down of ALK’s Promotion activities as agreed by ARS, and ALK shall provide to ARS such Product-related information as is maintained by ALK and is reasonably required to transition ALK’s Promotion responsibilities to ARS. For clarity, commencing reasonably in advance of expiration of the Term or, if applicable, upon notice of early termination of this Agreement pursuant to Section 11.2, ARS shall have the right to engage one or more Third Parties to facilitate the smooth transition of ALK’s obligations hereunder to ARS or its designee.

(b)
Except as otherwise agreed by ARS with respect to any wind-down activities, all rights of ALK to perform Promotion activities hereunder shall terminate immediately and be of no further force and effect, and ALK shall promptly cease all Promotion (including Detailing) activities, shall promptly discontinue the use of any Trademarks and Copyrights in the Territory and shall promptly return to ARS, or dispose of in accordance with instructions from ARS, all Materials and Training Materials in its possession or the possession of its Affiliates or any Sales Representative. ALK will provide ARS with a certified statement that all remaining Materials and Training Materials have been returned or otherwise properly disposed of, and that neither ALK nor any Sales Representative are in possession or control of any such Materials or Training Materials, and will not be using any such Materials or Training Materials as of the effective date of termination (unless otherwise agreed by ARS with respect to any wind-down activities).
(c)
Each Party shall, at the other Party’s request, promptly return to such Party or, at such Party’s option, destroy all Confidential Information of the providing Party and provide that Party with a certified statement that all Confidential Information of the providing Party has been returned or destroyed; provided that the receiving Party may retain one (1) copy of the Confidential Information of the providing Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.
(d)
The OC shall cease operation and be disbanded.

11.4 Surviving Provisions. The following provisions will remain in full force and effect after the expiration or termination of this Agreement: Sections 3.5, 3.9, 5.2(d)(i), 5.4, 5.7, 6.1 (with respect to any payments that remain due thereunder), 6.2 (with respect to any payments that remain due thereunder), 6.4, 6.5, 11.4 and 11.5, and Articles 1 (to the extent necessary to give force to, or otherwise understand, surviving provisions including Section 11.5), 7, 8, 9, 10, and 12.

11.5 Accrued Rights; Payments on Termination.

(a)
Termination or expiration of this Agreement for any reason will be without prejudice to any rights which will have accrued to the benefit of either Party or any liability incurred by either Party prior to the effective date of termination or expiration, and will not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement or prejudice either Party’s right to obtain performance of any obligation. Except upon termination of this Agreement by ARS pursuant to [***], within [***] following termination of this Agreement, ARS shall pay to ALK all unpaid Base Fees and Performance Bonus payments that have accrued prior to the effective date of termination; provided that any such Base Fee or Performance Bonus shall be pro-rated for any partial Quarters within the Term. For clarity, upon termination of this Agreement during Collaboration Year 2, all accrued payments relating to Collaboration Year 1 pursuant to Section 6.1(b) that remain unpaid as of such termination shall accelerate and be payable to ALK within [***] after the effective date of termination pursuant to the immediately preceding sentence. Further, upon termination of this Agreement by ARS pursuant to Section 11.2(i), so long as [***], ALK shall be entitled to receive, for the duration of the Extension Period (as defined below), the Accrual Performance Payment (as defined below) for any Quarter during the Extension Period in which [***].
(b)
For purposes of this Section 11.5, (i) [***], (ii) “Accrual Performance Payment” means, [***] and (iii) “Extension Period” means [***].
(c)
Upon termination of this Agreement by ARS pursuant to Section 11.2(e) in the event of a Change of Control of ARS, ARS shall pay to ALK a one-time payment in the amount of: (i) if notice of such termination occurs [***], (ii) if notice of such termination occurs [***], [***], (iii) if notice of such termination occurs [***], [***], (iv) if notice of such termination occurs [***], (v) if notice of such termination occurs [***], [***], and (vi) if notice of such termination occurs [***], [***].
(d)
With respect to any Quarter for which an Accrual Performance Payment is due pursuant to this Section 11.5, on a Quarterly basis during the Extension Period, ARS shall, within [***] after the end of each Quarter, provide ALK with a report showing [***].
(e)
With respect to any Quarter for which an Accrual Performance Payment is due pursuant to this Section 11.5, on a Quarterly basis during the Extension Period, [***] then, after receipt of each report provided by ARS under Section 11.5(d) above, ALK shall promptly issue to ARS an invoice for the amount of the Accrual Performance Payment set forth in such report. Within [***] after receipt of the invoice from ALK with respect to the Accrual Performance Payment for a given Quarter, to the extent that ARS does not dispute in good faith the amount set forth on such invoice, ARS shall pay to ALK the Accrual Performance Payment for such Quarter to an account designated by ALK pursuant to Section 6.4.

ARTICLE XII

MISCELLANEOUS

12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the application of principles of conflicts of law.

12.2 Dispute Resolution.

(a)
Objective. The Parties recognize that disputes as to matters arising under or in connection with or relating to this Agreement or either Party’s rights and obligations hereunder may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 12.2 to resolve any such dispute if and when it arises.
(b)
Resolution by Executives. If an unresolved dispute as to matters arising under or in connection with or relating to this Agreement or either Party’s rights and obligations hereunder arises, either Party may refer such dispute to the Executives, who shall meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of such officers within such [***] period, or such other time period as the Parties may agree to in writing, such dispute shall be resolved in accordance with Section 12.2(c).
(c)
Arbitration. If the Parties do not resolve a dispute as provided in Section 12.2(b), and a Party wishes to pursue the matter, each such dispute that is not an “Excluded Claim” (as defined below) shall be resolved by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) as then in effect (the “ICC Rules”), which ICC Rules are deemed to be incorporated by reference into this clause, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The decision rendered in any such arbitration will be final and not appealable. If either Party intends to commence binding arbitration of such dispute, such Party will provide written notice to the other Party informing the other Party of such intention and the issues to be resolved. Within [***] after the receipt of such notice, the other Party may, by written notice to the Party initiating binding arbitration, add additional issues to be resolved.

(i) The arbitration shall be conducted by a panel of [***] arbitrators appointed in accordance with the ICC Rules, none of whom shall be a current or former employee or director, or a then-current stockholder, of either Party or their respective Affiliates. The seat, or legal place, of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

(ii) It is the intention of the Parties that discovery, although permitted as described herein, will be limited except in exceptional circumstances. The arbitrators will permit such limited discovery necessary for an understanding of any legitimate issue raised in the arbitration, including the production of documents. No later than [***] after selection of the arbitrators, the Parties and their representatives shall hold a preliminary meeting with the arbitrators, to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration will be concluded within [***] from such meeting. Failing any such mutual agreement, the arbitrators will design and the Parties shall follow procedures to such effect.

(iii) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other non-compensatory damages, except as may be permitted by Section 10.9. The arbitrators shall have the power to order that all or part of the legal or other costs incurred by a Party in connection with the arbitration be paid by the other Party. Each Party shall bear an equal share of the arbitrators’ and any administrative fees of arbitration.

(iv) Except to the extent necessary to confirm or enforce an award or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(v) As used in this Section 12.2(c), the term “Excluded Claim” means [***].

12.3 Relationship of the Parties. The status of the Parties under this Agreement shall be that of an independent contractor. Neither Party shall have the right to enter into any agreements on behalf of the other Party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed: (a) to create or imply a general partnership between the Parties; (b) to make either Party or any of their Affiliates or its or their respective personnel the agent of the other for any purpose; (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder; (d) to give either Party the right to bind or act on behalf of the other; (e) to create any duties or obligations between the Parties except as expressly set forth herein; (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein; or (g) that the performance of ALK or any of its Affiliates hereunder is by or on behalf of ARS or any of its Affiliates.

12.4 Notices. All notices and communications shall be in writing and delivered personally or by nationally-recognized overnight express courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to ARS:	ARS Pharmaceuticals Operations, Inc. 11682 El Camino Real, Suite 120 San Diego, CA 92130 Attention: Chief Executive Officer Email: [***] Cc: [***]

With a copy (which shall not constitute notice) to:
Cooley LLP 10265 Science Center Dr. San Diego, CA 92121 Attention: Charity Williams; Ken Rollins Email: crwilliams@cooley.com; krollins@cooley.com
If to ALK:	ALK-Abelló, Inc.
135 Route 202/206 Suite #16 Bedminster, New Jersey 07921 Attention: President
With a copy (which shall not constitute notice) to:
ALK-Abelló A/S Bøge Allé 6-8 2970 Hørsholm, Denmark Attention: Vice President, Corporate Affairs & Legal

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon receipt.

12.5 Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

12.6 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement. Signatures to this Agreement delivered by electronic transmission will be deemed binding as originals.

12.7 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party waiving compliance. The delay or failure of either Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

12.8 No Third Party Beneficiaries. No Third Party (including employees of either Party) shall have or acquire any rights by reason of this Agreement.

12.9 Assignment and Successors. This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party; except each Party may assign this Agreement without the other Party’s consent to a Third Party that acquires substantially all of the business or assets of such first Party to which this Agreement relates, whether by merger, acquisition or otherwise, provided that the Third Party to whom this Agreement is assigned assumes this Agreement in writing or by operation of law. In addition, ARS shall have the right to assign this Agreement to an Affiliate upon written notice to ALK; provided that ARS shall remain directly liable under this Agreement for the performance of this Agreement by such Affiliate.

12.10 Force Majeure. Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement when such failure or delay is beyond the reasonable control of the Party seeking relief from its obligations, including without limitation any of the following causes (but only if such cause is beyond the reasonable control of the Party seeking relief): any act of God, flood, fire, explosion, pandemic, epidemic, earthquake, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, terrorism and acts of public enemies, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government, inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs without allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of the Party seeking relief (“Force Majeure Event”). In the event that either Party is delayed in the performance of any obligations under this Agreement for reason of any Force Majeure Event, the time for the performance of said obligations shall be extended for the period required by reason of such delay, up to a maximum period of [***], after which, if such delay in performance would constitute a material breach of this Agreement in the absence of such Force Majeure Event, the non-affected Party may terminate this Agreement immediately upon written notice to the other Party. The Party affected by the Force Majeure Event shall inform the other Party of the beginning of and, if possible, the anticipated ending date of the above causes and the circumstances thereof in writing within [***] after the occurrence of such Force Majeure Event.

12.11 Interpretation. Unless a context otherwise requires, wherever used: (a) the singular shall include the plural, the plural the singular; (b) the word “or” means “and/or” (regardless of whether the words “and/or” are used on some places and not in others) unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive; (c) the word “notice” shall require notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other communications contemplated under this Agreement; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall;” (e) the word “including” (and words of similar import) is used without limitation and shall mean “including without limitation;” (f) the word “day” or “year” or “quarter” shall mean a calendar day or calendar year or calendar quarter, respectively, unless otherwise specified, and (g) provisions that require that a Party or the Parties hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise.

12.12 Integration; Severability. This Agreement, together with the Exhibits attached hereto, sets forth the entire agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to such subject matter. For clarity, the Existing Collaboration Agreement shall continue in full force and effect in accordance with its terms; provided that no activity of ALK or any of its Affiliates with respect to the Product pursuant to and in accordance with the terms and conditions of this Agreement shall give rise to the ability of ARS (or for clarity any acquirer of ARS following a Change of Control of ARS) to terminate the Existing Collaboration Agreement pursuant to Section 13.5(b)(i) of the Existing Collaboration Agreement or, for clarity, be deemed a breach of or prohibited by the Existing Collaboration Agreement. If any one or more of the provisions of this Agreement are held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, such provisions will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement, as evidenced by the terms of this Agreement, may be realized.

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IN WITNESS WHEREOF, the Parties have caused this Co-Promotion Agreement to be executed by their duly authorized representatives.

ARS PHARMACEUTICALS OPERATIONS, INC.

By:	/s/ Richard Lowenthal
Name:	Richard Lowenthal
Title:	President and Chief Executive Officer

ALK-Abelló, Inc.

By:	/s/ Hans Lindeberg
Name:	Hans Lindeberg
Title:	President

By:	/s/ Claus Steensen Sølje
Name:	Claus Steensen Sølje
Title:	Board Director

Exhibits

Exhibit A	ARS Compliance Policies
Exhibit B	Epinephrine Products
Exhibit C	[***]
Exhibit D	[***]

[Signature Page to Co-Promotion Agreement]

Exhibit A

ARS Compliance Policies

[***]

Exhibit B

Epinephrine Products

[***]

Exhibit C

[***]

Exhibit D

[***]